UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2016

RED TRAIL ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

North Dakota	000-52033	76-0742311
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 11, 3682 Highway 8 South Richardton, North Dakota 58652
(Address of principal executive offices)

(701) 974-3308
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of 2016 Annual Members’ Meeting

On March 17, 2016, Red Trail Energy, L.L.C. ("Red Trail") held its 2016 annual members' meeting (the "Annual Meeting") to vote on the election of three governors whose terms were scheduled to expire in 2016. The voting results from the meeting where as follows:

Proposal One: Election of Governors

Frank Kirschenheiter, Sid Mauch and Anthony Mock were elected by a plurality vote of the members to serve terms which will expire in 2019. The votes for the nominee governors were as follows:

Governor Nominees	For	Against/Abstain
Frank Kirschenheiter	15,382,496	—
Sid Mauch	29,880,352	—
Anthony Mock	19,363,760	—

Item 8.01 Other Events

At the Annual Meeting, Red Trail presented certain information which is being shared on Red Trail's website. A copy of the information posted on Red Trail's website is attached hereto as Exhibit 99.1.

The information posted on Red Trail's website contains forward-looking statements. Red Trail undertakes no responsibility to update any forward looking statement. When used, the words "believe," "hope," "expect," "anticipate” and similar expressions are intended to identify forward-looking statements. Readers should not place undue reliance on any forward-looking statements and recognize that the statements are not predictions of actual future results, which could and likely will differ materially from those anticipated in the forward-looking statements due to risks and uncertainties, including those described in our Securities and Exchange Commission filings, copies of which are available through Red Trail's website or on request.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit and the information set forth therein and herein shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Website Annual Meeting Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED TRAIL ENERGY, LLC

Date: March 22, 2016	/s/ Jodi Johnson
Jodi Johnson
Chief Financial Officer